                                  EXHIBIT 10.1


                           FRONTIER DEVELOPMENT, LLC.



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                            ASSET PURCHASE AGREEMENT

                                SEPTEMBER 2, 2003

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                                 Oretech, Inc.

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                               TABLE OF CONTENTS
                               -----------------
                                                                         SECTION
                                                                         -------

Incorporation of Recitals                                                  1
Sale and Purchase of Assets                                                2
Purchase Price, Manner of Payment and Allocation                           3
Title Insurance and Form of Deed                                           4
Closing Costs and Prorations                                               5
Closing                                                                    6
Representations and Warranties of Seller                                   7
     Due Incorporation                                                     7.1
     Authority                                                             7.2
     Capitalization                                                        7.3
     Subsidiaries                                                          7.4
     Financial Information                                                 7.5
     Taxes                                                                 7.6
     Material Changes                                                      7.7
     Title to Assets; Liens                                                7.8
     Litigation                                                            7.9
     Compliance with Laws                                                  7.10
     Insurance                                                             7.11
     Licenses                                                              7.12
     Hazardous Materials                                                   7.13
     Judgments Against Purchaser                                           7.14
     Identification of Asset                                               7.15
     Amounts Owing to Purchaser's Shareholders                             7.16
     Inventory                                                             7.17
     Disclosure Materials                                                  7.18
     Defaults                                                              7.19
     Vendor Accounts                                                       7.20
     Material Contracts                                                    7.21
     Outstanding Liabilities                                               7.22
     Products                                                              7.23
     Patents                                                               7.24
     Receivables                                                           7.25
     Employees                                                             7.26
     No Conflicts                                                          7.27
     Violations of Law                                                     7.28
     Condition and Sufficiency of Assets                                   7.29
     Bank Accounts                                                         7.30
     Filings Complete                                                      7.31
     Environmental Matters                                                 7.32
     Intellectual Property                                                 7.33
     Certain Payments                                                      7.34
     Consents and Approvals                                                7.35
     Customers and Suppliers                                               7.36
     Changes in the Purchaser or its Documents                             7.37
     Shareholders Agreements and Other Agreements                          7.38
     Assets in Good Condition                                              7.39
     Brokers and Finders                                                   7.40
     Restricted Securities                                                 7.41
     Access to Purchaser's Management                                      7.42
Representations and Warranties of Purchaser                                8
     Due Incorporation                                                     8.1
     Authority                                                             8.2
     Capitalization                                                        8.3
     Subsidiaries                                                          8.4

     Financial Information                                                 8.5
     Taxes                                                                 8.6
     Material Changes                                                      8.7
     Title to Assets; Liens                                                8.8
     Litigation                                                            8.9
     Compliance with Laws                                                  8.10
     Insurance                                                             8.11
     Licenses                                                              8.12
     Hazardous Materials                                                   8.13
     Judgments Against Purchaser                                           8.14
     Identification of Asset                                               8.15
     Amounts Owing to Purchaser's Shareholders                             8.16
     Inventory                                                             8.17
     Disclosure Materials                                                  8.18
     Defaults                                                              8.19
     Vendor Accounts                                                       8.20
     Material Contracts                                                    8.21
     Outstanding Liabilities                                               8.22
     Products                                                              8.23
     Patents                                                               8.24
     Receivables                                                           8.25
     Employees                                                             8.26
     No Conflicts                                                          8.27
     Violations of Law                                                     8.28
     Condition and Sufficiency of Assets                                   8.29
     Bank Accounts                                                         8.30
     Filings Complete                                                      8.31
     Environmental Matters                                                 8.32
     Intellectual Property                                                 8.33
     Certain Payments                                                      8.34
     Consents and Approvals                                                8.35
     Customers and Suppliers                                               8.36
     Changes in the Purchaser or its Documents                             8.37
     Shareholders Agreements and Other Agreements                          8.38
     Assets in Good Condition                                              8.39
     Brokers and Finders                                                   8.40
Interim Events                                                             9
Conditions of the Obligations of Purchaser                                 10
     Representations and Warranties                                        10(a)
     506 Offering                                                          10(b)
     Roman Agreement                                                       10(c)
     Employment Agreement                                                  10(d)
     Contract for Services                                                 10(e)
Conditions of the Obligations of Seller                                    11
     Representations and Warranties                                        11(a)
     506 Offering                                                          11(b)
     Roman Agreement                                                       11(c)
     Employment Agreement                                                  11(d)
     Contract for Services                                                 11(e)
     No Material Adverse Change                                            11(f)
     Maintenance of Assets                                                 11(g)
     Ordinary Course of Business                                           11(h)
     Directorships                                                         11(i)
Acquisition of Chain-O-Mines                                               12
Seller's Royalty Interest                                                  13
Survival of Representations and Indemnification                            14
     Survival                                                              14(a)
     Indemnification by Seller                                             14(b)

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     Indemnification by Purchaser                                          14(c)
Notification of Certain Matters                                            15
Further Assistance                                                         16
Authority                                                                  17
Notices                                                                    18
Entire Agreement; Modification; Waiver                                     19
Headings                                                                   20
Effect of Termination                                                      21
Severability                                                               22
Governing Law; Jurisdiction                                                23
Attorney's Fees                                                            24
Counterparts, Facsimile Signatures                                         25
Publicity                                                                  26
Successors and Assigns                                                     27
Miscellaneous                                                              28
Guaranty Regarding Purchasing Shareholder's Spouses                        29

List of Exhibits
----------------
Legal Description for Pittsburg Mine and Description of Related Assets     "A"
Legal Description for Silver Mine and Description of Related Assets        "B"
Legal Description for Calhoun Mine and Description of Related Assets       "C"
Liabilities to be Assumed by Purchaser                                     "D"
Liabilities of Seller Described in Section 7.22                            "E"
Purchaser's Disclosure Schedule                                            "F"
Specifically Listed Assets of Purchaser                                    "G"
Exhibit Intentionally Omitted                                              "H"
Employment Agreement for Edward McCarthy                                   "I"
Contract for Services                                                      "J"
Description of Funding Obligation Regarding Chain-O-Mines                  "K"
Seller's Disclosure Schedule                                               "L"
Purchase Price Promissory Note                                             "M"

         THIS AGREEMENT ("Agreement") is entered into and executed as of the 2nd day of September, 2003, by and between Frontier Development, LLC., a Nevada limited liability company, whose principal place of business is P.O. Box 9118, Scottsdale, Arizona 85252 ("SELLER"), Edward McCarthy, member of Seller ("MCCARTHY"), Harlan Siefkes, member of Seller ("SIEFKES"), John Jacobson, member of Seller ("JACOBSON"), and Al Noto, member of Seller ("NOTO") (McCarthy, Siefkes Jacobson, and Noto are collectively referred to below as the "SELLING MEMBERS"), Oretech, Inc., a Nevada corporation, whose principal place of business is 309 State Docks Road, Phenix City, Alabama 36869 ("PURCHASER"), and Stephen D. Cummins, shareholder and CEO of Purchaser, and Francis C. Hargarten, shareholder and officer of Purchaser (collectively the "CONTRACT SHAREHOLDERS").

                                R E C I T A L S:

         A. Seller has control over three mining properties in the State of Colorado, together with the right to convey such mining properties, and Seller desires to sell, and Purchaser desires to purchase, these mining properties, which are more particularly identified in Section 2 below.

         B. Seller has, over the past several years, cultivated strategic relationships with principals holding interests in assets commonly known as the "Chain-O-Mines" (hereinafter the "CHAIN-O-MINES") located in Gilpin County, State of Colorado, and Seller believes that Seller has the ability to negotiate the acquisition of the Chain-O-Mines. The Chain-O-Mines includes approximately 200 mines within a one square mile area.

         C. Purchaser desires to buy the Chain-O-Mines properties.

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein, the parties covenant, agree, represent and warrant as follows:

                                   T E R M S:

         1. INCORPORATION OF RECITALS. The header paragraph and Recital Paragraphs appearing above are hereby incorporated into and are part of this Agreement.

         2. SALE AND PURCHASE OF ASSETS. Subject to the terms, provisions and conditions of this Agreement, and at the Closing (defined below), Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller (the
"TRANSACTION"), the following (hereinafter sometimes collectively referred to as the "ASSETS"):

                  (a) The mining property known as "The Pittsburg Mine" (referred to herein as "PITTSBURG MINE"), more particularly on EXHIBIT "A" attached hereto, together with the related assets and personal property, if any, identified on said Exhibit;

                  (b) The mining property known as "The Silver Plume Mine" (referred to herein as "SILVER MINE"), more particularly on EXHIBIT "B" attached hereto, together with the related assets and personal property, if any, identified on said Exhibit; and

                  (c) The mining property known as "The Calhoun Mine" (referred to herein as "CALHOUN MINE"), more particularly on EXHIBIT "C" attached hereto, together with the related assets and personal property, if any, identified on said Exhibit.

         3. PURCHASE PRICE, MANNER OF PAYMENT, AND ALLOCATION.

                  (a) The aggregate purchase consideration to be paid by Purchaser to the Seller for the Assets shall be: (i) Five Hundred Thousand Dollars ($500,000); (ii) 2,000,000 shares of Purchaser's restricted Common Stock (defined below); (iii) 500,000 Warrants (defined below); and (iv) assumption by Purchaser of the debts identified on EXHIBIT "D" attached hereto.

                  If by the date of Closing Purchaser has successfully completed its pending SEC Rule 506 Private Offering of Common Stock (the "506 OFFERING"), then the $500,000.00 portion of the purchase price described in subparagraph
(a)(i) above shall be paid in cash at the Closing.

                  If by the date of Closing Purchaser has not successfully completed the 506 Offering, then:

                           (i) The $500,000.00 portion of the purchase price
                  described in subparagraph (a)(i) above shall be payable pursuant to a promissory note (the "NOTE") in the form of EXHIBIT "M" attached hereto and hereby made a part hereof. The Note will be secured by a single Deed of Trust and Assignment of Rents encumbering the three properties described in Exhibits A, B and C hereto. The Deed of Trust and Assignments of Rent will be drafted using the Escrow Agent's standard form (with however a due-on-sale and due-on-encumbrance clause added if the same is not in the form), if any, and in the absence of such a form, then using a form acceptable to Seller in Seller's discretion.

                           (ii) At the Closing, Purchaser shall pay Seller the
                  sum of Fifteen Thousand Dollars ($15,000.00) cash as an additional purchase price. If and only if the Note is paid in full prior to Seller having taken any collection action on the Note (including without limitation commencing a collection suit or a trustee's sale), then the $15,000.00 paid at the Closing under this subparagraph shall be applied as payment against the balance due under the Note, as the last $15,000.00 payable under the Note.

                  (b) The purchase price shall be allocated to the individual items of Assets in the following manner:

---------------------------- -------------- ------------------ ---------------
Asset                        Cash           Common Stock        WARRANTS TO
                                                                 PURCHASE
---------------------------- -------------- ------------------ ---------------
Pittsburg Mine               $125,000       500,000 shares     125,000 shares
---------------------------- -------------- ------------------ ---------------
Silver Mine                  $187,500       750,000 shares     187,500 shares
---------------------------- -------------- ------------------ ---------------
Calhoun Mine                 $187,500       750,000 shares     187,500 shares
---------------------------- -------------- ------------------ ---------------
  Total                      $500,000       2,000,000 shares   500,000 shares
---------------------------- -------------- ------------------ ---------------

Each debt described on EXHIBIT "D" shall be allocated to the Asset to which the debt relates, and if a debt is not clearly identifiable to a particular Asset, then it shall be allocated equally among Pittsburg Mine, Silver Mine and Calhoun Mine.

                  (c) The $500,000 cash component of the purchase consideration shall be used to pay off at the Closing any and all mortgage, deed of trust, or tax liens related to Pittsburg Mine, Calhoun Mine, and/or Silver Mine, to the extent the same are not listed on EXHIBIT "D" attached hereto; provided, however, that if the Note is issued by Purchaser under subparagraph 3(a) above, then, notwithstanding any other provision of this Agreement, at the Closing the Pittsburg Mine may be encumbered by one or more liens, with balances totaling less than the $125,000.00 described in subparagraph 3(b) above, and the payments made by Purchaser under the Note shall be applied first to pay off said lien(s).


ASSET PURCHASE AGREEMENT PAGE 2

                  (d) Purchaser's common stock is referred to herein as the "COMMON STOCK." At the Closing, Purchaser shall issue to Seller the Two Million (2,000,000) shares of Purchaser's Common Stock described in subparagraph (a) above. All such stock shall be eligible to participate, on the same terms and in the same proportions as granted to any management personnel of Purchaser, in any "piggyback" or other registration rights which may be made available after the Closing to any of said management personnel. Should Purchaser no longer be publicly traded on a US national exchange or the Over-The-Counter Bulletin Board, then Seller shall have pre-emptive rights and a right of first refusal to acquire its proportionate share (based on Common Stock ownership) on any shares of stock thereafter issued by Purchaser.

                  (e) At the Closing, Purchaser shall issue to Seller the Five Hundred Thousand (500,000) warrants (the "WARRANTS") to purchase shares of Purchaser's Common Stock, as described in subparagraph (a) above. The Warrants shall be irrevocable rights to purchase 500,000 shares of Purchaser's authorized but unissued Common Stock at an exercise price of $1.00 per share of Common Stock (based on the number of shares of Common Stock issued as of the date of this Agreement, to be adjusted for future transactions such as stock splits and reverse stock splits). The Warrants shall have a term of three years during which they may be exercised, in whole or in part, by payment to the Purchaser of $1.00 for each Warrant Share (defined below).

                  The term "WARRANT SHARES" shall mean those shares of Purchaser's Common Stock acquired upon exercise of the Warrants. All such stock shall be eligible to participate, on the same terms and in the same proportions as granted to any management personnel of Purchaser, in any "piggyback" or other registration rights which may be made available after the Closing to any of said management personnel. Regarding the Warrant Shares once issued, should Purchaser no longer be publicly traded on a US national exchange or the Over-The-Counter Bulletin Board, then Seller shall have pre-emptive rights and a right of first refusal to acquire its proportionate share (based on Common Stock ownership) of any shares of stock thereafter issued by Purchaser.

                  (f) At the Closing, Purchaser shall assume and agree to timely perform all obligations under the debts identified on EXHIBIT "D" attached hereto, pursuant to an assumption agreement in form and content reasonable satisfactory to Purchaser.

         4. TITLE INSURANCE AND FORM OF DEED. Purchaser's obligation to purchase the Assets is subject to approval by Purchaser within ten (10) days after receipt from the Escrow Agent handling this matter (the "ESCROW AGENT") of a preliminary title report, property surveys (to be obtained by Purchaser at Purchaser's option, but at Purchaser's cost) of the Pittsburg Mine, Silver Mine and Calhoun Mine, and legible copies of all documents and matters disclosed thereon. Purchaser shall notify Seller and Escrow Agent in writing of any objections to any such exceptions or the condition of Seller's title within such time period. If Purchaser objects to any such exceptions or the condition of Seller's title as disclosed in the report within such time period, then Seller may, at Seller's option, have until the Closing to cure any such objection. If Seller is unable or unwilling to cure, then Seller shall notify Purchaser thereof on or prior to Closing, and Purchaser, at its election within two (2) days thereafter or upon Closing, whichever occurs first, may: (i) terminate this Agreement and escrow, or (ii) elect to waive the uncured objections and proceed to close the Transaction. If Purchaser fails to object to title matters as provided for above in the time period set out above, then Purchaser will be deemed for all purposes relating to this Agreement to have waived objection. The exceptions and conditions of title not cured and not waived as provided for above are referred to herein as the "PERMITTED EXCEPTIONS."

At the Closing, Seller shall provide Purchaser with a standard coverage owner's policy of title insurance, insuring title to the real estate portion of the Assets (the "REAL PROPERTY") for the full amount of the purchase price in the name of Purchaser. The cost of said policy shall be paid for one-half by Seller and one-half by Purchaser. The title insurance shall provide coverage subject only to the Permitted Exceptions. Purchaser may at Purchaser's option require Escrow Agent to issue an ALTA extended coverage owner's title policy, provided Purchaser pays any additional premium for such upgraded coverage.


ASSET PURCHASE AGREEMENT PAGE 3

Seller shall transfer title to the Real Property by Escrow Agent's standard form of special warranty deed, subject to all matters of record and all matters that a current and accurate survey of the Real Property would disclose.

Purchaser hereby acknowledges and agrees that: (i) Seller has made no warranties or representations of any nature, express or implied, oral or written, concerning the Real Property, this Agreement, or any matter related thereto, other than as may expressly be provided for herein; (ii) the Assets will be transferred in their "AS IS" condition; and (iii) Seller will not be charged with any knowledge of Purchaser's intended use of the Assets or of Purchaser's assumptions or beliefs concerning the status of the Assets. Purchaser has made or will have had an opportunity to make an inspection of the Assets prior to the Closing.

         5. CLOSING COSTS AND PRORATIONS. All escrow fees charged by Escrow Agent shall be shared equally by Purchaser and Seller. All recording fees and miscellaneous closing costs shall be paid by the parties in accordance with customary commercial real estate practices in the county in which the property is located, as such practices may be determined by Escrow Agent. Real estate taxes and personal property taxes, if any, shall be apportioned at the Closing as of 12:01 a.m. on the day of Closing, based on the latest available figures. If a Deed of Trust is required pursuant to the terms of this Agreement, then Purchaser shall pay any additional title insurance premium necessary to obtain a standard mortgagee's title insurance for such deed of trust. Any set-up fees or collection fees charged by Escrow Agent for acting as collection agent on under any Note and Deed of Trust hereunder shall be shared equally by Purchaser and Seller.

         Each party, Purchaser and Seller, shall pay the fee of the attorney who represented it in negotiating this Agreement and supervising the purchase and sale described in it.

Any and all sales taxes arising because of the sale pursuant to this Agreement of the fixtures and equipment of said business to Purchaser shall be paid one-half each by Purchaser and Seller.

         6. CLOSING. The closing of the Transaction (the "CLOSING") shall occur on or before September 30, 2003, at the offices of First American Title Insurance Company, at 972 Golden Gate Canyon Road, Goldman, Colorado (Phone:
303-582-1693). Any postponement of said Closing date shall require the written consent of all parties to this Agreement.

         7. REPRESENTATIONS AND WARRANTIES BY SELLER. In addition to the other representations and warranties of Seller and the Selling Members appearing in this Agreement, the following representations, warranties and indemnities are being made as of the date of this Agreement by Seller and by the Selling Members. These representations, warranties and indemnities are subject to any limitations and qualifications or other disclosures contained in the corresponding sections of the disclosure schedule attached hereto as EXHIBIT "L".

                  7.1 DUE FORMATION. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly licensed or qualified to do business and is in good standing in each State where the property owned or held under lease is such as to require Seller to be so licensed or qualified, except those states where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition or operations of Seller or Seller's business ("SELLER'S BUSINESS"). Seller has the corporate power and authority to own and operate its properties and carry on Seller's Business as now conducted.

                  7.2 AUTHORITY. Seller has the power and authority to enter into and perform its obligations under this Agreement, and the members of Seller have approved, authorized, and ratified the execution and delivery of this Agreement, and the documents herein required to consummate the Transaction. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.


ASSET PURCHASE AGREEMENT PAGE 4

                  7.3 CAPITALIZATION. This Section was intentionally omitted.

                  7.4 SUBSIDIARIES. This Section was intentionally omitted.

                  7.5 FINANCIAL INFORMATION. This Section was intentionally omitted.

                  7.6 TAXES. All federal and state income, excise, franchise, payroll, property, sales, and other tax returns required to be filed by or with respect to Seller (except returns not yet due), are complete and accurately reflect in all material respects all matters therein required to be reflected, and all taxes shown on such returns to be due, and any assessments received by Seller with respect thereto, have been paid in full.

                  7.7 MATERIAL CHANGES.This Section was intentionally omitted.

                  7.8 TITLE TO ASSETS; LIENS. Seller owns all assets it purports to own, including all assets reflected in its financial statements and information. All assets of Seller are free and clear of all restrictions, claims, liens, encumbrances or rights of others, other than those imposed under the Articles of Incorporation or Bylaws of Seller, and other than as disclosed on Seller's financial statements provided to Seller or disclosed in this Agreement.

                  7.9 LITIGATION. There is no litigation, proceeding, or investigation pending or threatened against Seller, or Seller's Business, and Seller has no reasonable grounds to know any basis for such litigation, proceeding or investigation.

                  7.10 COMPLIANCE WITH LAWS. Neither Seller nor Selling Members are aware of any investigation with respect to any violation of any provision of any federal, state or local law, regulation, ordinance, order or administrative ruling, relating to Seller or the Seller's Business.

                  7.11 INSURANCE. This Section was intentionally omitted.

                  7.12 LICENSES. Seller has any and all licenses, permits, and contracts necessary and/or appropriate to operate the Seller's Business in the manner in which the Seller's Business is currently operated.

                  7.13 HAZARDOUS MATERIALS. Neither Seller nor the Seller's Business has ever dealt in any manner with any hazardous or toxic materials or waste relating to the Assets.

                  7.14 JUDGMENTS AGAINST SELLER. Neither Seller nor the Seller's Business is under any governmental investigation, no such investigation has been threatened, and there are no judgments against Seller, the Seller's Business or the assets of Seller.

                  7.15 IDENTIFICATION OF ASSET. This Section was intentionally omitted.

                  7.16 AMOUNTS OWING TO SELLER'S MEMBERS. This Section was intentionally omitted.

                  7.17 INVENTORY. This Section was intentionally omitted.

                  7.18 DISCLOSURE MATERIALS. All of the information disclosed by Seller to Purchaser, as a whole, does not contain any statement that, as of the date hereof, is false or misleading, and does not omit to state any material fact: (i) necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading, or (ii) necessary to provide Purchaser with complete and accurate information as to the assets and financial condition of Seller.


ASSET PURCHASE AGREEMENT PAGE 5

                  7.19 DEFAULTS. This Section was intentionally omitted.

                  7.20 VENDOR ACCOUNTS. This Section was intentionally omitted.

                  7.21 MATERIAL CONTRACTS. This Section was intentionally omitted.

                  7.22 OUTSTANDING LIABILITIES. There are no liabilities of Seller relating to the Assets other than as are shown on its most recent balance sheet provided to Purchaser, and other than liabilities specifically identified in this Agreement. Seller does not know of any basis for the assertion against Seller of any material liabilities or obligations, either accrued, absolute, contingent or otherwise, which would materially and adversely affect the ability of Seller to transfer the Assets to Purchaser, other than those expressly disclosed in writing to Purchaser or disclosed on EXHIBIT "E" attached hereto. Furthermore, none of the Assets are the subject of any liens or encumbrances of any kind or nature other than those disclosed on EXHIBIT "E".

                  7.23 PRODUCTS. This Section was intentionally omitted.

                  7.24 PATENTS. This Section was intentionally omitted.

                  7.25 RECEIVABLES. This Section was intentionally omitted.

                  7.26 EMPLOYEES. This Section was intentionally omitted.

                  7.27 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto, and the consummation by Seller of the transactions contemplated herein or therein:

                           (a) Will not violate or conflict with any applicable
                  federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, including any rules, regulations, and orders promulgated thereunder, and any final orders, decrees, consents, or judgments of any regulatory agency or court ("Law");

                           (b) Except as may be required to comply with the
                  Securities Act and the Exchange Act, will not require any authorization, consent, approval, exemption or other action by or notice to any government entity (including, without limitation, under any "plant closing" or similar law) (Seller is not required to give any notice or to obtain any consent from any person, entity, or governmental agency in connection with the execution and delivery of this Agreement or the consummation of the Transaction);

                           (c) Will not constitute a default or an event that,
                  with notice, lapse of time, or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of Seller or any lease, license, promissory note, conditional sales, contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Seller is a party or by which Seller or its property is bound; and

                           (d) Will not give any governmental body the right to
                  revoke, withdraw, suspend, cancel, terminate, or modify any governmental authorization held by Seller or that otherwise relates to Seller's Business.

                  7.28 VIOLATIONS OF LAW. None of the present or past operations of the Seller's Business, the products of the Seller's Business, or Seller's assets violate or conflict, in any material respect, with any permits, any law (including environmental laws), governmental specification, authorization, or requirement, or any decree, judgment,


ASSET PURCHASE AGREEMENT PAGE 6
         order or similar restriction. Seller is not the subject of an inspection or inquiry regarding violations or alleged violations of any law by any state, federal or local agency.

         There are no pending administrative or judicial proceedings, threatened proceedings, orders, notice of violations, inspection reports, and similar occurrences, if any, relating to the conduct of the Seller's Business or Seller's assets.

         Seller has not been the subject of an Occupational and Safety Health Administration inspection or found by any agency to be in violation of any state or federal occupational safety or health law in the conduct of its business.

                  7.29 CONDITION AND SUFFICIENCY OF ASSETS. Seller has (or will deliver to Purchaser at the Closing) good and marketable title to all of the Assets, free and clear of all liens, leases, encumbrances, equities, conditional sales contracts, taxes, security interests, charges and restrictions, other than the Permitted Exceptions.

                  7.30 BANK ACCOUNTS. This Section is intentionally omitted.

                  7.31 FILINGS COMPETE. This Section is intentionally omitted.

                  7.32 ENVIRONMENTAL MATTERS. For purposes of this Section:

                           (i) "Environmental Law" means all federal, state,
                  local, foreign, and other applicable jurisdiction laws relating to the environment or the use, disposal, existence, or release of any Hazardous Materials, including but not limited to any and all laws concerning, affecting, controlling, or in any way relating to, whether in whole or in part, noise levels, ground vibrations, air pollutants, water pollutants, process waste water, or Hazardous Materials;

                           (ii) "Environmental Release" means any release,
                  spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property;

                           (iii) "Hazardous Materials" means: (A) any waste,
                  hazardous waste, pollutant, contaminant, or hazardous or toxic substance regulated by law; (B) asbestos; (C) formaldehyde;
                  (D) polychlorinated biphenyls; (E) radioactive materials; (F) waste oil and other petroleum products; and (G) any other substance which constitutes a nuisance or hazard to the environment or the public health, safety, or welfare.

         Seller is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Seller has no basis to expect, nor has Seller or (to the knowledge of Seller or any Selling Member) any other person for whose conduct Seller is or may be held to be responsible, received, any actual or threatened order, notice, or other communication from: (i) any governmental body or private citizen acting in the public interest; or
         (ii) the current or prior owner or operator of any of Seller's properties or assets, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health and safety liabilities with respect to any of Seller's properties or assets (whether real, personal, or mixed) in which Seller has had an interest, or with respect to any of Seller's properties at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Seller, or (to the knowledge of Seller) any other person for whose conduct Seller is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.


ASSET PURCHASE AGREEMENT PAGE 7

         Seller has delivered to Purchaser complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or any of its members pertaining to Hazardous Materials or hazardous activities in, on, or under Seller's properties or concerning compliance by Seller, or any other person for whose conduct Seller is or may be held responsible, with Environmental Laws.

                  7.33 INTELLECTUAL PROPERTY. This Section is intentionally omitted.

                  7.34 CERTAIN PAYMENTS.This Section is intentionally omitted.

                  7.35 CONSENTS AND APPROVALS. This Section is intentionally omitted.

                  7.36 CUSTOMERS AND SUPPLIER. This Section is intentionally omitted.

                  7.37 CHANGES IN THE SELLER OR ITS DOCUMENTS. This Section is intentionally omitted.

                  7.38 SHAREHOLDERS AGREEMENTS AND OTHER AGREEMENTS. This
         Section is intentionally omitted.

                  7.39 ASSETS IN GOOD CONDITION. This Section is intentionally omitted.

                  7.40 BROKERS AND FINDERS. No finder, broker, agent or other intermediary has acted for or on behalf of Seller in connection with the negotiations or consummation of this Agreement or of any of the transactions contemplated hereby, nor has Seller incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's fee, originator's fee or broker's fee in connection with the subject matter of this Agreement, and Seller hereby indemnifies Purchaser, and agrees to hold Purchaser harmless, against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by Seller (or any allegation of any such employment) of any finder, broker, agent or other intermediary in such connection.

                  7.41 RESTRICTED SECURITIES. Seller and Selling Members understand that the Common Stock and Warrants being issued by Purchaser at Closing, as well as the underlying Warrant Shares, are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Act"). Seller and Selling Members understand that (i) the Common Stock and Warrants being issued by Purchaser at Closing, as well as the underlying Warrant Shares, have not been registered under the Act or any state securities laws and that they must, therefore, be able to bear the economic risk of holding such restricted securities for an indefinite period of time; and (ii) they cannot sell these restricted securities unless the these restricted securities are registered under the Act or an exemption from such registration (i.e., Rule 144) is available. Seller and Selling Members further understand that the certificates for the Common Stock and Warrants being issued by Purchaser at Closing will bear the following legend;

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                  7.42 ACCESS TO PURCHASER'S MANAGEMENT. Purchaser has made available to Seller, Selling Members, their counsel and advisors, prior to Closing, the opportunity to ask questions of, and to receive answers from, Purchaser's officers and directors concerning the business of Purchaser. Moreover, Seller, Selling Members, their counsel and advisors have been given due access by Purchaser to obtain any information, documents, financial statements, records and books (i) relative to the Purchaser and its business; and (ii) necessary to verify the accuracy of any information, documents, financial statements, records and books furnished or otherwise made available for review. All materials and information requested by either the Seller or


ASSET PURCHASE AGREEMENT PAGE 8
         any Selling Member, their counsel or advisors, including any information requested to verify any information furnished or otherwise made available for review, have been made available and examined by Seller, the Selling Members, their counsel and advisors.

An individual will be deemed to have knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter without inquiring, or such individual is not actually aware of the fact but written notification of the fact has been received such that the individual should have known the fact. An entity will be deemed to have knowledge of a particular fact or other matter if any individual who is serving as a director or officer of the entity is actually aware of such fact or other matter without inquiring, or such individual is not actually aware of the fact but written notification of the fact has been received such that the individual should have known the fact.

Seller hereby agrees to indemnify Purchaser and its shareholders, officers, directors and controlling persons and attorneys, and defend and hold them free and harmless from and against any liability, obligation, loss, cost and expense, including attorney's fees, incurred in connection with any material breach by Seller of any of its representations, warranties or covenants contained in this Agreement. The Selling Members will indemnify and defend and hold Purchaser harmless from and against any liability, including attorneys' fees incurred by Purchaser in connection with any breach by the Selling Members of any representation or warranty, or covenant, contained in this Agreement.

The representations and warranties in this Section, and elsewhere in this Agreement, and all indemnification provisions in this Agreement, will survive the Closing. The rights of Purchaser based upon the representations and warranties of Seller will not be affected by any investigation conducted with respect thereto, or any knowledge acquired, or capable of being acquired, at any time, whether before or after the execution of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty.

Disclosures made anywhere in this Agreement or its Exhibits shall be deemed to be disclosures for all purposes of this Agreement.

         8. REPRESENTATIONS AND WARRANTIES BY PURCHASER. In addition to the other representations and warranties of Purchaser and the Contract Shareholders appearing in this Agreement, the following representations, warranties and indemnities are being made as of the date of this Agreement by Purchaser and by the Contract Shareholders. These representations, warranties and indemnities are subject to any limitations and qualifications or other disclosures contained in the corresponding sections of the disclosure schedule attached hereto as EXHIBIT "F".

                  8.1 DUE INCORPORATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly licensed or qualified to do business and is in good standing in each State where the property owned or held under lease is such as to require Purchaser to be so licensed or qualified, except those states where the failure to be so licensed or qualified would not have a material adverse effect on the financial condition or operations of Purchaser or Purchaser's business (the "BUSINESS"). Purchaser has the corporate power and authority to own and operate its properties and carry on the Business as now conducted. Purchaser is in the process of qualifying to do business in the State of Alabama where it has recently moved its principal place of business. Prior to the Closing, Purchaser will qualify to do business in the State of Colorado or form a Colorado corporation to take title to the Assets. The Colorado corporation, if formed, will be a wholly-owned subsidiary of Purchaser.

                  True, correct and complete copies of the corporate formation documents for Purchaser, and all operating minutes, resolutions and consents, have been delivered to Seller. The minute book(s) of


ASSET PURCHASE AGREEMENT PAGE 9

         Purchaser correctly records all resolutions of the directors and shareholders of Purchaser, and Purchaser's stock records correctly reflect the ownership of stock of Purchaser.

                  8.2 AUTHORITY. Purchaser has the power and authority to enter into and perform its obligations under this Agreement, and the board of directors of Purchaser, and the shareholders of Purchaser to the extent necessary or appropriate, have approved, authorized, and ratified the execution and delivery of this Agreement, and the documents herein required to consummate the Transaction. This Agreement constitutes the legally valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

                  8.3 CAPITALIZATION. The authorized capital stock of Purchaser is as shown in EXHIBIT "F". No other shares of capital stock of Purchaser are outstanding. Other than as shown on EXHIBIT "F", there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from Purchaser any shares of capital stock of Purchaser, or securities or obligations of any kind of Purchaser convertible into or exchangeable for any shares of capital stock of Purchaser. To the knowledge of Purchaser and the Contract Shareholders, all issued shares have been duly authorized, and the issued and outstanding shares of stock are fully paid, non-assessable, and were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The Contract Shareholders own of record and beneficially, and have good and marketable title to, the stock shown as being owned by them on EXHIBIT "F". Purchaser has provided a complete and accurate list of the identity of each shareholder of Purchaser, and the numbers of shares of each class of stock held by each such shareholder, and such list is consistent with the capitalization information appearing in EXHIBIT "F".

         Assuming all rights to acquire stock (for example, stock options) of Purchaser are exercised, the capital stock in Purchaser which Seller would own after receipt of the Common Stock (including Warrant Shares) identified in Section 3 above represents and would represent that percent of the total capital stock of Purchaser so identified on EXHIBIT "F".

                  8.4 SUBSIDIARIES. Purchaser has no subsidiaries or equity interests of stock ownership or otherwise in any form in any corporation, association or business enterprise. Purchaser does not own and does not have any agreement, whether written or oral, regarding rights or contracts to acquire any equity securities or other securities of any company, or any direct or indirect equity or ownership interest in any other entity.

                  8.5 FINANCIAL INFORMATION. All of the books and records of Purchaser are in the possession of Purchaser, other than the capital stock books and stock transfer records, which may be in the possession of Purchaser's transfer agent and registrar.

                  8.6 TAXES. All federal and state income, excise, franchise, payroll, property, sales, and other tax returns required to be filed by or with respect to Purchaser (except returns not yet due), are complete and accurately reflect in all material respects all matters therein required to be reflected, and all taxes shown on such returns to be due, and any assessments received by Purchaser with respect thereto, have been paid in full.

                  8.7 MATERIAL CHANGES. Except for Purchaser's acquisition of Oretech, Inc., a Nevada corporation, and the change of Purchaser's name from "The Tantivy Group, Inc." to "Oretech, Inc.," from the date of the most recent financial statements provided to Seller (which are dated March 31, 2003), and through the date hereof, the business of Purchaser has been conducted only in the ordinary course, there have not been any material adverse changes in the financial condition and operations of said business, and there has been no damage, destruction or other occurrence (whether or not insured against) to tangible property which materially adversely affects the financial condition or operations of said business.


ASSET PURCHASE AGREEMENT PAGE 10

                  8.8 TITLE TO ASSETS; LIENS. Purchaser owns all assets it purports to own, including all assets reflected in its financial statements and information. All assets of Purchaser are free and clear of all restrictions, claims, liens, encumbrances or rights of others, other than those imposed under the Articles of Incorporation or Bylaws of Purchaser, and other than as disclosed on Purchaser's financial statements provided to Seller.

                  8.9 LITIGATION. There is no litigation, proceeding, or investigation pending or threatened against Purchaser, or the Business, and Purchaser has no reasonable grounds to know any basis for such litigation, proceeding or investigation.

                  8.10 COMPLIANCE WITH LAWS. Neither Purchaser nor the Contract Shareholders are aware of any investigation with respect to any violation of any provision of any federal, state or local law, regulation, ordinance, order or administrative ruling, relating to Purchaser or the Business.

                  8.11 INSURANCE. Purchaser carries insurance against personal injury and property damage to third persons and in respect of its products and services, and other insurance, including any and all workers compensation insurance required by law. Purchaser has not received any notice that Purchaser is in default with respect to any provision contained in any insurance policy, and Purchaser is not aware of any such default. Purchaser has delivered to Seller copies of all insurance policies of Purchaser.

                  8.12 LICENSES. Purchaser has any and all licenses, permits, and contracts necessary and/or appropriate to operate the Business in the manner in which the Business is currently operated.

                  8.13 HAZARDOUS MATERIALS. Neither Purchaser nor the Business has ever dealt in any manner with any hazardous or toxic materials or waste.

                  8.14 JUDGMENTS AGAINST PURCHASER. Neither Purchaser nor the Business is under any governmental investigation, no such investigation has been threatened, and there are no judgments against Purchaser, the Business or the assets of Purchaser.

                  8.15 IDENTIFICATION OF ASSET. All assets used by Purchaser in the operation of the Business are either owned by Purchaser or leased by Purchaser under the leases, if any, described in Purchaser's financial statements provided to Seller. The assets of Purchaser include, without limitation, the assets identified on EXHIBIT "G" attached hereto.

                  8.16 AMOUNTS OWING TO PURCHASER'S SHAREHOLDERS. No amounts are owing by Purchaser to any of Purchaser's shareholders, other than the debts, if any, specifically so identified in Purchaser's financial statements provided to Seller.

                  8.17 INVENTORY. The inventory, if any, held by Purchaser is usable and in good condition, with not more than one percent thereof being obsolete, and all of the inventory is owned by Purchaser, none of it being held on consignment.

                  8.18 DISCLOSURE MATERIALS. All of the information disclosed by Purchaser to Seller, as a whole, does not contain any statement that, as of the date hereof, is false or misleading, and does not omit to state any material fact: (i) necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading, or (ii) necessary to provide Seller with complete and accurate information as to the assets and financial condition of Purchaser.


ASSET PURCHASE AGREEMENT PAGE 11

                  8.19 DEFAULTS. There are no defaults or events that, with the giving of notice or the passage of time, would constitute defaults under any material document under which Purchaser is obligated.

                  8.20 VENDOR ACCOUNTS. Purchaser use Purchaser's best efforts do nothing to cause Purchaser to lose any of Purchaser's supplier and other vendor accounts, or to cause adverse changes in the account terms.

                  8.21 MATERIAL CONTRACTS. Purchaser is not a party to or bound by any agreement not made in the ordinary course of its business which is material to its financial condition or operations.

                  8.22 OUTSTANDING LIABILITIES. There are no liabilities of Purchaser other than as are shown on its most recent balance sheet provided to Seller, and other than liabilities arising after the balance sheet date in the normal course of business out of purchases and sale of goods. There are no liabilities relating to Purchaser's business which are more than ninety (90) days past due.

                  8.23 PRODUCTS. The products, if any, offered currently or in the past by Purchaser for sale meet all material product and/or process specifications which they purport or are required to meet, and satisfy in all material respects all applicable laws where the products are currently being sold or have been sold within the last five years, except where Purchaser has chosen not to sell products because the products would violate a law of that place.

                  8.24 PATENTS. There is no litigation pending or threatened with respect to the patents, if any, of Purchaser, there is no outstanding order, judgment, decree or stipulation affecting the validity or enforceability of said patents, there exits no outstanding notices of infringement given by Purchaser regarding the patents, there are no pending interferences or other contested proceedings pending, or that are in the process of being instituted, in the United States Patent Office or in the courts, relating to said patents, and none of Purchaser's patents are presently being infringed.

                  8.25 RECEIVABLES. All accounts receivable of Purchaser arose in the regular course of business, and represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are collectable and are subject to no defenses or counterclaims.

                  8.26 EMPLOYEES. All of Purchaser's employee benefits are disclosed on EXHIBIT "F" attached hereto. Purchaser is in compliance with all terms of all employee benefit plans of Purchaser.

                  Purchaser shall upon request made by Seller provide Seller with a complete and accurate list of the following information for each employee of Purchaser, including each employee on leave of absence or layoff status: name; job title; current compensation; vacation and sick pay accrued; and services credited for purposes of vesting and eligibility to participate in any of Purchaser's employee benefit plans.

                  8.27 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto, and the consummation by Purchaser of the transactions contemplated herein or therein:

                           (a) Will not violate or conflict with any applicable
                  federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, including any rules, regulations, and orders promulgated thereunder, and any final orders, decrees, consents, or judgments of any regulatory agency or court ("Law");


ASSET PURCHASE AGREEMENT PAGE 12

                           (b) Except as may be required to comply with the
                  Securities Act and the Exchange Act, will not require any authorization, consent, approval, exemption or other action by or notice to any government entity (including, without limitation, under any "plant closing" or similar law) (Purchaser is not required to give any notice or to obtain any consent from any person, entity, or governmental agency in connection with the execution and delivery of this Agreement or the consummation of the Transaction);

                           (c) Will not constitute a default or an event that,
                  with notice, lapse of time, or both, would be a default, breach, or violation of the Articles of Incorporation or Bylaws of Purchaser or any lease, license, promissory note, conditional sales, contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Purchaser is a party or by which Purchaser or its property is bound; and

                           (d) Will not give any governmental body the right to
                  revoke, withdraw, suspend, cancel, terminate, or modify any governmental authorization held by Purchaser or that otherwise relates to Business.

                  8.28 VIOLATIONS OF LAW. None of the present or past operations of the Business, the products of the Business, or Purchaser's assets violate or conflict, in any material respect, with any permits, any law (including environmental laws), governmental specification, authorization, or requirement, or any decree, judgment, order or similar restriction. Purchaser is not the subject of an inspection or inquiry regarding violations or alleged violations of any law by any state, federal or local agency.

         There are no pending administrative or judicial proceedings, threatened proceedings, orders, notice of violations, inspection reports, and similar occurrences, if any, relating to the conduct of the Business or Purchaser's assets.

         Purchaser has not been the subject of an Occupational and Safety Health Administration inspection or found by any agency to be in violation of any state or federal occupational safety or health law in the conduct of its business.

                  8.29 CONDITION AND SUFFICIENCY OF ASSETS. All tangible assets of the Purchaser are in operating condition and repair, and are adequate for the uses to which they are being put, and none of such items is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost. The assets are sufficient for the continued conduct of the Purchaser's businesses after the Transfer Date in substantially the same manner as conducted prior to the Transfer Date.

                  8.30 BANK ACCOUNTS. This Section is intentionally omitted.

                  8.31 FILINGS COMPLETE. All documents filed by Purchaser with any governmental agency, including with the Securities Exchange Commission, do not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time such document was filed or became effective.

                  8.32 ENVIRONMENTAL MATTERS. For purposes of this Section:

                           (i) "Environmental Law" means all federal, state,
                  local, foreign, and other applicable jurisdiction laws relating to the environment or the use, disposal, existence, or release of any Hazardous Materials, including but not limited to any and all laws concerning, affecting, controlling, or in any way relating to, whether in whole or in part, noise levels, ground vibrations, air pollutants, water pollutants, process waste water, or Hazardous Materials;


ASSET PURCHASE AGREEMENT PAGE 13

                           (ii) "Environmental Release" means any release,
                  spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property;

                           (iii) "Hazardous Materials" means: (A) any waste,
                  hazardous waste, pollutant, contaminant, or hazardous or toxic substance regulated by law; (B) asbestos; (C) formaldehyde;
                  (D) polychlorinated biphenyls; (E) radioactive materials; (F) waste oil and other petroleum products; and (G) any other substance which constitutes a nuisance or hazard to the environment or the public health, safety, or welfare.

         Purchaser is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Purchaser has no basis to expect, nor has Purchaser or (to the knowledge of Purchaser or any Contract Shareholder) any other person for whose conduct Purchaser is or may be held to be responsible, received, any actual or threatened order, notice, or other communication from: (i) any governmental body or private citizen acting in the public interest; or (ii) the current or prior owner or operator of any of Purchaser's properties or assets, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental, health and safety liabilities with respect to any of Purchaser's properties or assets (whether real, personal, or mixed) in which Purchaser has had an interest, or with respect to any of Purchaser's properties at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Purchaser, or (to the knowledge of Purchaser) any other person for whose conduct Purchaser is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         Purchaser has delivered to Seller complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Purchaser or any of its shareholders pertaining to Hazardous Materials or hazardous activities in, on, or under Purchaser's properties or concerning compliance by Purchaser, or any other person for whose conduct Purchaser is or may be held responsible, with Environmental Laws.

                  8.33 INTELLECTUAL PROPERTY. Purchaser has good and valid title to and the rights to use the intellectual property identified on EXHIBIT "G" attached hereto.

                  8.34 CERTAIN PAYMENTS. Neither Purchaser nor any shareholder, director, officer, agent or employee of Purchaser, or any other person associated with or acting for or on behalf of Purchaser, has directly or indirectly: (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services:
         (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Purchaser, or (iv) in violation of any law; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Purchaser.

                  8.35 CONSENTS AND APPROVALS. No consent, approval or authorization of, or declaration, filing or registration with, any governmental person, whether federal, state or local, is required of Purchaser in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of any of the transactions contemplated hereby, except as may be required to comply with the Securities Act or the Exchange Act and compliance filings with the State of Nevada.

                  8.36 CUSTOMERS AND SUPPLIER. This Section is intentionally omitted.


ASSET PURCHASE AGREEMENT PAGE 14

                  8.37 CHANGES IN THE PURCHASER OR ITS DOCUMENTS. None of the following has occurred within the last twelve months prior to the date of this Agreement: (i) any change in the Articles of Incorporation or Bylaws of Purchaser; (ii) any change in the number of shares of stock issued and outstanding; (iii) the merger or consolidation of Purchaser with or into any other corporation or other entity; (iv) declaration or payment by Purchaser of any dividend or any repurchase by Purchaser of any shares of stock of Purchaser; or (v) except in the ordinary course of business and consistent with Purchaser's past practice, any increase in the compensation payable by Purchaser to any director, officer, employee or agent, or payment of any bonus, severance payment or other compensation to any director, officer, employee or agent, or the entering into of any agreement of any type which is not terminable by Purchaser on no more than 30 days notice.

                  8.38 SHAREHOLDERS AGREEMENTS AND OTHER AGREEMENTS. There are no shareholders agreements of any type, including but not limited to any voting trust agreements, voting agreements or similar arrangements restricting voting rights or the transferability of any interest in Purchaser relating to the capital stock of Purchaser, or otherwise relating to Purchaser. This representation and warranty does not include any pledge by a shareholder of capital stock of Purchaser, the terms of which may restrict transferability of such capital stock. Furthermore, there are no employment agreements, consulting agreements or similar type agreements relating to Purchaser which are not terminable by Purchaser without penalty on not more than 90 days notice.

                  8.39 ASSETS IN GOOD CONDITION. Each material asset of Purchaser which is a tangible asset is in good working order and condition, reasonable wear and tear excepted.

                  8.40 BROKERS AND FINDERS. No finder, broker, agent or other intermediary has acted for or on behalf of Purchaser in connection with the negotiations or consummation of this Agreement or of any of the transactions contemplated hereby, nor has Purchaser incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's fee, originator's fee or broker's fee in connection with the subject matter of this Agreement, and Purchaser hereby indemnifies Seller, and agrees to hold Seller harmless, against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by Purchaser (or any allegation of any such employment) of any finder, broker, agent or other intermediary in such connection.

An individual will be deemed to have knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter without inquiring, or such individual is not actually aware of the fact but written notification of the fact has been received such that the individual should have known the fact. An entity will be deemed to have knowledge of a particular fact or other matter if any individual who is serving as a director or officer of the entity is actually aware of such fact or other matter without inquiring, or such individual is not actually aware of the fact but written notification of the fact has been received such that the individual should have known the fact.

Purchaser hereby agrees to indemnify Seller and its members, officers, directors and controlling persons and attorneys, and defend and hold them free and harmless from and against any liability, obligation, loss, cost and expense, including attorney's fees, incurred in connection with any material breach by Purchaser of any of its representations, warranties or covenants contained in this Agreement. The Contract Shareholders will indemnify and defend and hold Seller harmless from and against any liability, including attorneys' fees incurred by Seller in connection with any breach by the Contract Shareholders of any representation or warranty, or covenant, contained in this Agreement.

The representations and warranties in this Section, and elsewhere in this Agreement, and all indemnification provisions in this Agreement, will survive the Closing. The rights of Seller based upon the representations and warranties of Purchaser will not be affected by any investigation conducted with respect thereto, or any knowledge acquired, or capable of being acquired, at any time, whether before or after the execution of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty.


ASSET PURCHASE AGREEMENT PAGE 15

Disclosures made anywhere in this Agreement or its Exhibits shall be deemed to be disclosures for all purposes of this Agreement.

         9. INTERIM EVENTS. Purchaser agrees that it shall take no action prior to the Closing, other than in the ordinary course of business, which would or might have a material adverse effect upon the financial condition of Purchaser, and no benefits will be paid or incurred to shareholders, officers, or directors of Purchaser between the date hereof and the Closing other than as is consistent with past activities and practices.

From the date of this Agreement until the Closing, and except as otherwise consented to or approved by Seller in writing, which consent shall not be unreasonably withheld, Purchaser shall not: (i) change its Articles of Incorporation or Bylaws; (ii) [this subparagraph (ii) is intentionally omitted];
(iii) merge or consolidate with or into any other corporation or other entity;
(iv) declare or pay any dividend or repurchase or otherwise acquire any shares of stock of Purchaser; or (v) except in the ordinary course of business and consistent with Purchaser's past practice, increase the compensation payable to or to become payable by Purchaser to any director, officer, employee or agent, or to pay any bonus, severance payment or other compensation to any director, officer, employee or agent, or enter into any agreement of any type which is not terminable by Purchaser on no more than 30 days notice.

         10. CONDITIONS OF THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser hereunder are subject to the following conditions being met prior to or contemporaneously with the Closing:

                  (a) REPRESENTATIONS AND WARRANTIES. All of Seller's representations and warranties contained in this Agreement being true and correct in all material respects on and as of the Closing, with the same force and effect as though made on and as of the Closing, and Seller having performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

                  (b) EMPLOYMENT AGREEMENT. The execution by all parties thereto of an Employment Agreement in the form of EXHIBIT "I" attached hereto.

                  (c) CONTRACT FOR SERVICES. The execution by all parties thereto of a Contract for Services in the form of EXHIBIT "J" attached hereto.

         11. CONDITIONS OF THE OBLIGATIONS OF SELLER. The obligations of Seller hereunder are subject to the following conditions being met prior to or contemporaneously with the Closing:

                  (a) REPRESENTATIONS AND WARRANTIES. All of Purchaser's representations and warranties contained in this Agreement being true and correct in all material respects on and as of the Closing, with the same force and effect as though made on and as of the Closing, and Purchaser having performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing.

                  (b) EMPLOYMENT AGREEMENT. The execution by all parties thereto of an Employment Agreement in the form of EXHIBIT "I" attached hereto.


ASSET PURCHASE AGREEMENT PAGE 16

                  (c) CONTRACT FOR SERVICES. The execution by all parties thereto of a Contract for Services in the form of EXHIBIT "J" attached hereto.

                  (d) NO MATERIAL ADVERSE CHANGE. The operations, assets and financial condition of Purchaser have not suffered a material adverse change between the date of this Agreement and the date of Closing, and the operations, assets and financial condition of Purchaser as of the Closing not being materially different in an adverse manner than the condition disclosed in Purchaser's most recent financial statements provided to Seller.

                  (e) MAINTENANCE OF ASSETS. Purchaser having maintained its assets in the same condition as of the date of this Agreement (subject only to ordinary wear and tear).

                  (f) ORDINARY COURSE OF BUSINESS. Purchaser having conducted its businesses diligently and substantially in the same manner as prior to the execution of this Agreement and not having entered into any material contract, commitment or transaction not in the usual and ordinary course or business.

                  (i) DIRECTORSHIPS. Harlan Siefkes having been installed on Purchaser's Board of Directors.

         12. ACQUISITION OF CHAIN-O-MINES.

                  (a) Immediately upon execution of this Agreement, Seller and Purchaser shall use their best efforts to negotiate an option to acquire the rights of Judge Robert Barnes and his affiliates in the Chain-O-Mines properties, and shall immediately thereafter begin working with Beth Roman for the purpose of having her appointed the guardian or conservator for the person and estate of Harold Caldwell.

         Upon the appointment of Beth Roman as guardian and/or conservator of the person and estate of Harold Caldwell, Seller and Purchaser shall use their best efforts to: (i) negotiate a settlement of the litigation between Harold Caldwell and Judge Robert Barnes and their affiliates regarding and affecting the Chain-O-Mines properties; and (ii) acquire the Chain-O-Mines properties as described herein (i.e., the Joint Venture Parcels (defined below) to be acquired in the Joint Venture LLC, and other Chain-O-Mine assets to be acquired by Purchaser).

         Purchaser shall assist Seller in such efforts by advancing certain predetermined legal fees and living expenses for Beth Roman. Purchaser's obligations under this paragraph shall be limited to the amounts and circumstances set forth in EXHIBIT "K" attached hereto, but Purchaser shall be obligated to fund said amounts up to said limits as and when requested by Seller.

                  (b) The parking lot which is approximately eight to ten acres, and has on it tailings (estimated at 2,500,000 to 3,000,000 tons) from the "Glory Hole," is referred to herein as the "PARKING LOT PROPERTY." Said term does not include the tailings on the surface of said real estate (except as is expressly described below), but does include any and all other interests of any type relating to said real estate. The Parking Lot Property, together with the approximately 3,200 acres of real property commonly referred to the "Young Ranch," and the approximately 260 acres of real estate commonly referred to as the "Proland Property," are sometimes collectively referred to herein as the "JOINT VENTURE PARCELS."

         If Purchaser (or any affiliate of Purchaser) shall ever have an opportunity to acquire rights relating to any or all of the Joint Venture Parcels, then, as to each such opportunity: (i) Purchaser shall notify Seller of the opportunity; (ii) if Purchaser (or any affiliate of Purchaser) takes advantage of the opportunity then Purchaser (or the affiliate) will do so in the Joint Venture LLC (defined below); and
         (iii) Seller will be entitled to participate in the Joint Venture LLC, without cost to Seller.


ASSET PURCHASE AGREEMENT PAGE 17

         If within seven years after the date of this Agreement, Seller shall have an opportunity to acquire rights relating to one or more of the Joint Venture Parcels, then Seller will notify Purchaser of the opportunity, and Purchaser will be entitled to participate in the opportunity, thorough the Joint Venture LLC (defined below), as described below, on a right of first refusal basis. Seller shall give written notice to Purchaser that Seller desires for the Joint Venture LLC to enter into a transaction (the "JOINT VENTURE OPPORTUNITY") relating to one or more of the Joint Venture Parcels. Seller shall attach to that notice one or more documents showing the details of the Joint Venture Opportunity. The terms of the Joint Venture Opportunity must be commercially common terms subject to duplication, as opposed to terms which can only be met by the particular prospective purchaser (for example, the offer cannot be to exchange personal consulting services). For forty-five (45) days from receipt of the written notice from Seller, Purchaser shall have the option to cause the Joint Venture LLC to execute an agreement to engage in the Joint Venture Opportunity. If Purchaser does not cause the Joint Venture LLC to execute such an agreement within said time period, or if after such an agreement is executed the Joint Venture LLC is not able to consummate the transaction as provided for in the agreement within the time periods set out in the agreement, then Seller thereafter shall be entitled to consummate the transaction and/or take advantage of the Joint Venture Opportunity for Seller's benefit or the benefit of one or more third parties.

         The term "JOINT VENTURE LLC" (as used herein relating to an acquisition of one or more of the Joint Venture Parcels), means one or more limited liability companies formed for said purpose. Said limited liability company(s) will be formed in Colorado under Colorado laws, will be a "member-run" limited liability company(s), and will be owned and controlled equally, one-half each, by Seller and Purchaser. Seller and Purchaser will attempt in good faith to agree on the terms of an Operating Agreement to govern the limited liability company(s), but absent such an agreement, the limited liability company(s) will be governed by Colorado law without an Operating Agreement.

         It is acknowledged and agreed that Purchaser will provide or obtain the financing required to consummate the purchase of the Joint Venture Parcels, if they are acquired by the Joint Venture LLC., and the financing required to operate the Joint Venture LLC (including but not limited to paying the costs of removing the existing surface tailings from the Parking Lot Property (if said tailings are so removed), as described below), the parties agreeing that Purchaser is the "money partner" and Seller shall have no obligation to provide funds to or for the Joint Venture LLC.

         If the Parking Lot Property is acquired with tailings on its surface, then the tailings shall be acquired by the Joint Venture LLC as part of the purchase. It is anticipated that the Joint Venture LLC will thereafter sell the Parking Lot Property, and the tailings will have to be removed from the Parking Lot Property.

         If the Joint Venture LLC is required under its sale agreement to move the tailings, then Purchaser shall be responsible for moving the tailings and advancing the funds necessary to cover the costs of moving the tailings. The cost of the removal shall be an expense of the Joint Venture LLC, but only the cost of moving the tailings up to ten miles from the Parking Lot Property, and said cost shall be allocated by the Joint Venture LLC 90% to Purchaser and 10% to Seller. Purchaser shall thereafter own all of the tailings, which shall be part of the "Royalty Assets" subject to Seller's royalty interest granted in Section 13 below.

         If the buyer under the Joint Venture LLC's sale agreement is required under the sale agreement to move the tailings for the benefit of Purchaser, then: (i) after the tailings are so moved, Purchaser shall own the tailings, which shall be part of the "Royalty Assets" subject to Seller's royalty interest granted in Section 13 below; and (ii) when allocating gain on the sale at the Joint Venture LLC level, and when making distributions from the Joint Venture LLC, $3,000,000.00 more shall be allocated and distributed to Seller than to Purchaser. This is a fixed amount adjustment agreed to by the parties to compensate Seller for the fact that the buyer will not pay as high of a purchase price for the Parking Lot Property if the buyer has to incur the cost to move the tailings.

         If the Joint Venture LLC sells the Parking Lot Property, and the tailing are sold to the buyer as part of the sale, then all of the sales proceeds from the sale, including proceeds from the tailings, shall belong to the Joint Venture LLC as if the tailings were included in the definition in this Agreement of the "Parking Lot Property."

                  (c) If Seller shall have an opportunity to acquire rights relating to one or more of the Chain-O-Mines properties other than the Joint Venture Parcels (the "NON-VENTURE OPPORTUNITY"), then Seller will notify Purchaser of the Non-Venture Opportunity, and Purchaser shall be


ASSET PURCHASE AGREEMENT PAGE 18
         entitled to participate in the Non-Venture Opportunity, on a right of first refusal basis, without Seller having any interest therein (other than any interest of Seller in the capital stock of Purchaser). Seller shall give written notice to Purchaser of the Non-Venture Opportunity, and shall attach to that notice one or more documents showing the details of the Non-Venture Opportunity. The terms of the Non-Venture Opportunity must be commercially common terms subject to duplication, as opposed to terms which can only be met by the particular prospective purchaser (for example, the offer cannot be to exchange personal consulting services). For forty-five (45) days from receipt of the written notice from Seller, Purchaser shall have the option to execute an agreement to engage in the Non-Venture Opportunity.

                  If Purchaser does not execute such an agreement within said time period, or if after such an agreement is executed Purchaser is not able to consummate the transaction as provided for in the agreement within the time periods set out in the agreement, then Seller thereafter shall be entitled to consummate the transaction and/or take advantage of the Non-Venture Opportunity for Seller's benefit or the benefit of one or more third parties.

                  If Purchaser, or an Affiliate of Purchaser, acquires an interest in a Non-Venture Opportunity, then the interest so acquired will be included in the Royalty Assets, as that term is defined in subparagraph 13(a) below.

                  (d) If any of the Parking Lot Property is acquired by the Joint Venture LLC (or for some reason by Purchaser or an affiliate of Purchaser), AND said acquisition occurs prior to the acquisition by Purchaser (or an affiliate of Purchaser) of any other of the Chain-O-Mine properties, then upon the closing of the acquisition of the Parking Lot Property Purchaser shall issue to Seller an additional Five Hundred Thousand (500,000) shares of Purchaser's Common Stock and pay Seller an additional sum of $250,000.00 in cash. If thereafter Purchaser or an affiliate of Purchaser acquire any part of the Chain-O-Mine properties which includes the "Glory Hole," then upon the closing of the property which includes the "Glory Hole," Purchaser shall issue to Seller an additional Five Hundred Thousand (500,000) shares of Purchaser's Common Stock and pay Seller an additional sum of $250,000.00 in cash.

         If instead of as is called for in the paragraph appearing immediately above, Purchaser or an affiliate of Purchaser acquire any part of the Chain-O-Mine properties which includes the "Glory Hole" and the acquisition occurs before the Parking Lot Property is acquired by the Joint Venture LLC (or for some reason by Purchaser or an affiliate of Purchaser), then upon the closing of the acquisition of the property which includes the "Glory Hole" Purchaser shall issue to Seller an additional One Million (1,000,000) shares of Purchaser's Common Stock and pay Seller an additional sum of $500,000.00 in cash. If thereafter any other part of the Chain-O-Mine properties or a Joint Venture Parcel is acquired by the Joint Venture LLC, Purchaser or an affiliate of Purchaser, then no additional shares of Purchaser's Common Stock or cash shall be payable to Seller under this subparagraph (d), the parties intending in this subparagraph (d) (including this paragraph and the paragraph immediately preceding this paragraph) to call for the issuance to Seller of a maximum of 1,000,000 shares and $500,000.00 cash (adjusted however if applicable by the paragraph appearing immediately below).

         The number of shares figures appearing in the two paragraphs immediately preceding this paragraph (i.e., of 500,000 shares and 1,000,000 shares) are based on the number of shares of Common Stock issued as of the date of this Agreement, and shall be adjusted for future transactions such as stock splits and reverse stock splits. All such stock shall be eligible to participate, on the same terms and in the same proportions as granted to any management personnel of Purchaser, in any "piggyback" or other registration rights which may be made available after the Closing to any of said management personnel. Should Purchaser no longer be publicly traded on a US national exchange or the Over-The-Counter Bulletin Board, then Seller shall have pre-emptive rights and a right of first refusal to acquire its proportionate share (based on Common Stock ownership) on any shares of stock thereafter issued by Purchaser.


ASSET PURCHASE AGREEMENT PAGE 19

                  The acquisition of the Young Ranch and/or the Proland Property will not trigger an obligation of Purchaser to issue shares or pay cash as described above in this subparagraph (d), regardless of whether either or both are acquired.

                  (e) Neither Purchaser nor Seller will have any obligation under this Agreement to bring to the other party any opportunity which is not part of the Chain-O-Mines.

         13. SELLER'S ROYALTY INTEREST.

                  (a) Seller and/or Seller's designated agents or assignees shall receive a royalty interest (the "ROYALTIES") on all of Purchaser's "Gross Production Proceeds" (defined below) as follows:

    ------------------------- ---------------------------------------------------------- -------------------

             Row #                     Years                                             Seller's
                                                                                         Percentage of
                                                                                         Gross Production
                                                                                         Proceeds
    ------------------------- ---------------------------------------------------------- -------------------
             1                All years from the Closing date until Purchaser's                   10%
                              production on the Royalty Assets (defined below) reaches
                              six tons per hour, twenty hours per day, five days per
                              week, for a period of at least four consecutive weeks.
    ------------------------- ---------------------------------------------------------- -------------------
             2                From the end of the time period in Row 1 above until the            10%
                              end of five (5) full years thereafter.
    ------------------------- ---------------------------------------------------------- -------------------
             3                From the end of the time period in Row 2 above until the            5%
                              end of five (5) full years thereafter.
    ------------------------- ---------------------------------------------------------- -------------------
             4                For all time periods after the end of the time period in            2.5%
                              Row 3 above.
    ------------------------- ---------------------------------------------------------- -------------------

         For purposes hereof, the term "GROSS PRODUCTION PROCEEDS" shall mean the following:

                           (i) So long as Purchaser owns each of the Royalty
                  Assets, the term shall mean as to the Royalty Assets owned the gross revenue earned by or for Purchaser or any Affiliate of Purchaser from its/their "Related Mining Operations" (defined below) of those Royalty Assets; and

                           (ii) If Purchaser sells any or all of the Royalty
                  Assets, then the term shall mean as to the Royalty Assets sold the same as set out in subparagraph immediately (i) above, except that the calculations will be based on the gross revenue earned by the owner(s) of the Royalty Assets transferred or any Affiliate of said owner(s). The buyer of the Royalty Assets sold must in writing at the closing of the sale assume and agree to timely perform the obligations of Purchaser in this Section 13, as to the Royalty Assets sold to the buyer. Seller's lien described in subparagraph 13(i) below shall continue after the sale of the Royalty Assets to be an encumbrance against the Royalty Assets sold.

         The term "RELATED MINING OPERATIONS" as used herein shall mean and include: (i) all income from tailings processing operations and other processing operations that are based on mining properties located within a twenty (20) mile radius of Central City and Blackhawk, Colorado, and/or within a twenty (20) mile radius of any Royalty Asset, but does not include tailings from mines outside of such radius but brought to a site within the radius for processing; and (ii) all income, whether from processing or otherwise, from tailings and other


ASSET PURCHASE AGREEMENT PAGE 20
         materials of any type obtained from the Royalty Assets, whether or not processed in the geographical area described in (i) above.

         The term "ROYALTY ASSETS" as used herein shall mean and include the Assets (defined in Section 2 above), all tailings from the Parking Lot Property, as described in subparagraph 12(b) above, and Non-Venture Opportunities, as described in the last paragraph of subparagraph 12(c) above.

                  (b) Purchaser shall commence mining "Operations" on the Assets within two years after the Closing. For this purpose, Purchaser shall be deemed to have commenced "Operations" if any amount of Royalties has been generated under subparagraph 13(a) above and paid to Seller under said provision. If Purchaser shall not have so commenced Operations, then Seller shall be entitled, for a period of six months after the expiration of said two year period, to purchase the Assets from Purchaser for a cash purchase price equal to the purchase price(s) paid by Seller to acquire the Assets prior to transfer of the Assets to Purchaser under this Agreement. If Seller so elects to purchase the Assets, then Purchaser shall so sell the Assets to Seller and shall deliver to Seller title to the Assets free and clear of any and all encumbrances, other than those, if any, encumbering the Assets immediately after the Closing of Purchaser's acquisition of the Assets pursuant to this Agreement.

                  (c) The Royalties will be payable quarterly, on a calendar quarter basis, on or before the first day of the month following the first month after the end of the calendar quarter to which the Royalties relate (for example, Royalties for the first quarter of a year shall be payable by May 1 of that year).

                  (d) As used in this Agreement, the term "Affiliate" shall mean:

                           (i) Any natural person, partnership, joint venture,
                  corporation, estate, trust, association, or other legal entities ("Person") directly or indirectly owning, controlling, or holding with power to vote five percent (5%) or more of the outstanding voting securities of Purchaser;

                           (ii) Any Person five percent (5%) or more of whose
                  voting securities are directly or indirectly owned, controlled, or held with power to vote by Purchaser;

                           (iii) Any Person directly or indirectly controlling,
                  controlled by or under common control with Purchaser;

                           (iv) Any officer, director, partner or trustee of
                  Purchaser; and/or

                           (v) If such other Person is an officer, director,
                  partner, or trustee, any company or trust for which such Person acts in such capacity.

                  (e) All unpaid Royalties and other amounts due to Seller hereunder shall bear interest from the due date until the date of payment at the rate of eighteen percent (18%) per annum.

                  (f) If, during the term of this royalty agreement, Purchaser, or any Affiliate of Purchaser, offers any product or service in exchange for less than commercially reasonable consideration, without the prior written approval of Seller, then Seller shall nonetheless be entitled to Royalties based upon the value of the product transferred or services performed.

                  (g) On or before the due date of the Royalties described above, Purchaser shall make a written report to Seller in form and with detail as shall reasonably be requested by Seller, setting forth the sales and other detail relating to the Gross Production Proceeds for the period to which the Royalties relate.


ASSET PURCHASE AGREEMENT PAGE 21

         Purchaser shall keep at its principal place of business, such books and records and other documents relating to its Gross Production Proceeds during the term of this Agreement as may be necessary or proper to enable the amounts payable to Seller hereunder to be conveniently ascertained, and shall permit Seller or Seller's duly authorized representatives, upon reasonable notice, at reasonable times, up to one year after expiration or termination of this Agreement, to inspect all such accounts and records and to take extracts therefrom or copies thereof to the extent necessary to verify the report and payments required under the terms of this Agreement.

         Seller shall have the right, from time to time during the time of this Agreement, and for a period of one year thereafter, to cause the books and records of Purchaser to be audited or otherwise reviewed. In the event said audit or review is done by an independent certified public accountant, the following shall apply:

                                    (i) If the audit or review discloses that
                  Seller was underpaid its Royalties by two percent (2%) or more during the period covered by the audit or review, then Purchaser shall, within ten (10) days after demand is made therefor, pay all costs relating to said audit or review and pay Seller an amount equal to two (2) times the amount of the underpayment. Seller shall further have all other rights and remedies against Purchaser available at law, in equity, or under this Agreement with respect to such underpayment.

                                    (ii) If the audit or review fails to
                  disclose an underpayment to Seller of two percent (2%) or more, then Seller shall pay the cost of the audit or review.

                                    (iii) If the audit or review discloses that
                  Seller was underpaid by less than two percent (2%), or overpaid, in any period, then Purchaser, or Seller, as the case may be, shall within ten (10) days after demand made therefor, pay the amount of the underpayment or overpayment.

         Purchaser hereby authorizes Seller and its representatives and agents to contact Purchaser's accounting firm and legal counsel, and, if reasonably necessary for proper verification, Purchaser's customers and suppliers, for verification of the calculation of Royalties, and Purchaser instructs said firms to provide Seller with any and all information requested by Seller.

                  (h) Purchaser agrees to indemnify and defend and save harmless Seller from every claim, demand, expense, and cost, including attorney's fees, which may arise by reason of the operations of Purchaser or any other person or entity, conducted on or in connection with the Assets, arising after the Closing.

                  (i) At the Closing, liens shall be placed encumbering the Assets, securing Purchaser's obligation under this Agreement. As to the real estate, the liens will be in the form of Deeds of Trust and Assignments of Rent, using the Escrow Agent's standard form, if any, and in the absence of such a form, then using a form acceptable to Seller in Seller's discretion. If any such lien would violate any applicable "rule against perpetuities," then that lien shall be extinguished on the earlier to occur of: (i) December 31, 2103; or (ii) twenty-one years after the death of the last to die of the "lives in being," as of the date the lien originated, in the group consisting of the parties whose signatures appear on this document, the President of the United States, and the Speaker of the House of Representatives of the Untied States, and any then-living descendent of any of said persons.

         14. SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION.

                  (a) SURVIVAL. All statements contained in any Exhibit, Schedule, document, certificate or other instrument delivered by or on behalf of any party hereto, or in connection with the transactions


ASSET PURCHASE AGREEMENT PAGE 22
         contemplated hereby, shall be deemed to be representations and warranties made pursuant to this Agreement by such party along with the representations and warranties made pursuant to this Agreement, and shall survive the consummation of the transactions contemplated by this Agreement and the investigations made by or on behalf of any of the parties.

                  (b) INDEMNIFICATION BY SELLER. Seller agrees to indemnify Purchaser and hold Purchaser harmless against and in respect to any and all damages, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, incurred in connection with any asserted claim or loss which Purchaser may incur or may suffer by reason of: (i) any breach of, or failure of Seller to perform, any of their representation, warranties, guarantees, commitments or covenants contained in this Agreement; and/or (ii) any act or omission of Seller which constitutes a breach or default hereunder. Consummation of the Transaction hereunder shall not be deemed or construed to be a waiver of any right or remedy of Purchaser, notwithstanding the facts which Purchaser knew or should have known at the time of Closing, nor shall this subparagraph or any other provision of this Agreement be deemed or construed to be a waiver of any ground or defense by Purchaser.

                  (c) INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify Seller and hold Seller harmless against and in respect to any and all damages, losses, expenses, costs, obligations and liabilities, including reasonable attorney's fees, incurred in connection with any asserted claim or loss which Seller may incur or may suffer by reason of: (i) any breach of, or failure of Purchaser to perform, any of their representation, warranties, guarantees, commitments or covenants contained in this Agreement; and/or (ii) any act or omission of Purchaser which constitutes a breach or default hereunder. Consummation of the Transaction hereunder shall not be deemed or construed to be a waiver of any right or remedy of Seller, notwithstanding the facts which Seller knew or should have known at the time of Closing, nor shall this subparagraph or any other provision of this Agreement be deemed or construed to be a waiver of any ground or defense by Seller.

         15. NOTIFICATION OF CERTAIN MATTERS. Each party to this Agreement will give prompt notice to other parties to this Agreement of:

                  (i) The occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect; and

                  (ii) The failure of the party to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by the party under this Agreement.

         16. FURTHER ASSURANCES. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any party may reasonably require to consummate, evidence, or confirm any agreement contained herein in the manner contemplated hereby.

         17. AUTHORITY. Any individual executing this Agreement on behalf of an entity represents and warrants that such individual has the right and authority to execute this Agreement on behalf of such entity and that the entity will be bound by this Agreement.

         18. NOTICES. Any notice or communication given under the terms of this Agreement ("Notice") shall be in writing and shall be delivered in person or mailed by certified mail, return receipt requested, in the United States Mail, postage pre-paid, addressed as follows:

         If to Purchaser, to:

         Oretech, Inc.
         P.O. Box 1735
         Columbus, Georgia 31902-1735
         Attention: Stephen D. Cummins, Chief Executive Officer


ASSET PURCHASE AGREEMENT PAGE 23

         With copy to:

         David E. Wise, Attorney
         432 Glorietta Blvd.
         Coronado, California 92118

   If to Seller, to:

         Mr. Edward McCarthy
         1565 Sherman Street
         Denver, Colorado 80203

         Mr. Harlan Siefkes
         P.O. Box 9118
         Scottsdale, Arizona 85252

         Mr. John Jacobson
         2341 North 87th Way
         Scottsdale, Arizona 85257

         Mr. Al Noto
         3318 Dewey
         Tampa, Florida 33607

   If to Contract Shareholders, to:

         Mr. Stephen D. Cummins
         c/o Oretech, Inc.
         P.O. Box 1735
         Columbus, Georgia 31902-1735

         Mr. Francis C. Hargarten
         c/o Oretech, Inc.
         P.O. Box 1735
         Columbus, Georgia 31902-1735

or at such other address as a person may from time to time designate by Notice hereunder. Notice shall be effective upon delivery in person, or if mailed, at midnight on the third business day after the date of mailing.

         19. ENTIRE AGREEMENT; MODIFICATION; WAIVER. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. Any modification or waiver of any term of this Agreement, including a modification or waiver of this term, must be in writing and signed by the parties to be bound by the modification or waiver. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), not shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         20. HEADINGS. Paragraph and Subparagraph headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content hereof.

         21. EFFECT OF TERMINATION. Termination of this Agreement pursuant to any of its provisions shall be without prejudice to any other rights or remedies of the respective parties at law or in equity.


ASSET PURCHASE AGREEMENT PAGE 24

         22. SEVERABILITY. If any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal, or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect as fully as though such invalid, illegal or unenforceable portion had never been a part of this Agreement.

         23. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Arizona, without giving effect to the conflicts of laws rules thereof. The courts of the State of Arizona shall have the sole and exclusive jurisdiction and venue in any case or controversy arising under this Agreement or by reason of this Agreement. The parties agree that any litigation or arbitration arising from the interpretation or enforcement of this Agreement shall be only in either Maricopa County Superior Court or in the United States Federal District Court for the District of Arizona, and for this purpose each party to this Agreement (and each person who shall become a party) hereby expressly and irrevocably consents to the jurisdiction and venue of such courts.

         24. ATTORNEY'S FEES. Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement, or of any provision hereof, or for a declaration of rights hereunder, the prevailing party(s) of such action or proceeding shall be entitled to receive from the other involved party or parties all costs and expenses, including reasonable attorneys' fees and expert witness fees incurred by the prevailing party(s) in connection with such action or proceeding.

         25. COUNTERPARTS, FACSIMILE SIGNATURES. This Agreement may be executed by the parties in one or more counterparts, and any number of counterparts signed in the aggregate by the parties shall constitute a single instrument. The parties authorize and agree to accept facsimile signatures in counterparts to this Agreement, and that said facsimile signatures shall for all purposes be binding upon the parties as if the same were original signatures.

         26. PUBLICITY. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be released only with the written consent of Purchaser and Seller.

         27. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any interest herein shall be assigned by Purchaser or Seller without the prior written consent of the other; provided, however, that: (i) Seller shall be entitled to assign its rights under Section 13 above (regarding Royalties); and (ii) Purchaser shall be entitled to assign its rights under this Agreement to a wholly-owned subsidiary of Purchaser formed to consummate the Transaction, but any such assignment shall not relieve Purchaser of any of its obligations under this Agreement.

         28. MISCELLANEOUS. The parties agree that each party and its counsel have reviewed and revised this Agreement, or had an opportunity to review and revise this Agreement, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement or any amendments or exhibits hereto. The parties do not intend to confer any benefit upon any person, firm, or corporation other than the parties hereto. No representation or warranty herein may be relied upon by any person not a party to this Agreement. No waiver of any provision of this Agreement shall be effective unless made in writing. The Exhibits attached hereto are incorporated into and are part of this Agreement. The parties agree that time is of the essence of each and every provision of this Agreement.


ASSET PURCHASE AGREEMENT PAGE 25

         DATED the date first set forth above.

SELLER:

                                          Frontier Development, LLC., a Nevada
                                          limited liability Company


                                          By:    /s/ Edward McCarthy
                                             --------------------------------
                                               Edward McCarthy, Member

                                          By:    /s/ Harlan Siefkes
                                             --------------------------------
                                               Harlan Siefkes, Member

                                          By:    /s/ John Jacobson
                                             --------------------------------
                                               John Jacobson, Member

                                          By:     /s/ Al Noto
                                             --------------------------------
                                               Al Noto, Member

PURCHASER:

                                          Oretech, Inc., a Nevada corporation

                                          By:  /s/ Stephen D. Cummins
                                             --------------------------------
                                               Stephen D. Cummins
                                               Chief Executive Officer

CONTRACT SHAREHOLDERS:                     /s/ Stephen D. Cummins
                                          -----------------------------------
                                          Stephen D. Cummins

                                          /s/ Francis C. Hargarten
                                          -----------------------------------
                                          Francis C. Hargarten

SELLING MEMBERS:
                                          /s/ Edward McCarthy
                                          -----------------------------------
                                          Edward McCarthy

                                          /s/ Harlan Siefkes
                                          -----------------------------------
                                          Harlan Siefkes

                                          /s/ John Jacobson
                                          -----------------------------------
                                          John Jacobson

                                          /s/ Al Noto
                                          -----------------------------------
                                          Al Noto


ASSET PURCHASE AGREEMENT PAGE 25